Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Fourth Quarter and Full Year 2022 Results and Announces Special Distribution of $2.43 per Common Unit

HOUSTON, March 2, 2023 - Natural Resource Partners L.P. (NYSE:NRP) today reported fourth quarter and full year 2022 results as follows:

	For the Three Months Ended	For the Year Ended
(In thousands) (Unaudited)	December 31, 2022
Operating cash flow	$68,888	$266,838
Free cash flow (1)	69,414	268,443
Cash flow cushion (last twelve months) (1)		145,084

Net income	$63,218	$268,492
Adjusted EBITDA (1)	75,347	317,247

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

2022 Highlights:

●	Generated record free cash flow of $268 million
●	Increased regular, quarterly common unit distribution 67% to $0.75
●	Fully repaid all $300 million of outstanding 9.125% Senior Notes due 2025
●	Lowered leverage ratio to 0.5x as of December 31, 2022
●	Executed first two subsurface carbon dioxide ("CO2") sequestration leases with Denbury and Oxy and executed first geothermal energy lease
●	Closed new five-year, $130 million revolving credit facility

"NRP generated a record $268 million of free cash flow in 2022 driven primarily by strong metallurgical coal prices, lower interest expense, and solid distributions from our soda ash investment," stated Craig Nunez, NRP's president & chief operating officer. "Strong cash flow generation has allowed us to accelerate our de-leveraging and de-risking plans. In 2022, we fully repaid all of the $300 million 9.125% Senior Notes due 2025 and established a new five-year revolving bank credit facility that provides us with greater financial flexibility. We also continue to focus on redeeming our 12% convertible preferred equity. Early in 2023, one of the preferred holders exercised their right to convert $47.5 million of the preferred units into NRP common units. After considering our financial position, liquidity, and comparing the market value of NRP's common units to our estimate of intrinsic value, we elected to redeem the units with the payment of $47.5 million of cash instead of issuing NRP common units. After this transaction, the outstanding liquidation value of our convertible preferred units was reduced to $202.5 million."

Mr. Nunez continued, "We remain focused on maximizing long-term free cash flow available to common unitholders and increasing our financial flexibility. We intend to achieve this by paying off all permanent debt, redeeming all preferred equity, and settling all remaining warrants. We also remain focused on becoming a key player in the transitional energy economy. During the year we made significant progress toward this goal with the execution of our first two subsurface carbon sequestration leases and our first geothermal energy lease, which have the potential to produce significant cash flow over the long term."

NRP's liquidity was $99.1 million at December 31, 2022, consisting of $39.1 million of cash and $60.0 million of borrowing capacity available under its revolving credit facility.

NRP also announced today that the board of directors of its general partner declared a one-time, special cash distribution of $2.43 per common unit to be paid on March 21, 2023 to unitholders of record on March 14, 2023. This special distribution is to help cover unitholder tax liabilities associated with owning NRP's common units during 2022. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions, including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Segment Performance

Mineral Rights

Mineral Rights net income for the fourth quarter and full year of 2022 increased $2.5 million and $124.0 million, respectively, as compared to the prior year periods. Operating cash flow for the fourth quarter and full year of 2022 increased $0.4 million and $103.0 million, respectively, as compared to the prior year periods. Free cash flow for the fourth quarter and full year of 2022 increased $0.5 million and $103.5 million, respectively, as compared to the prior year periods. These increases were primarily due to stronger metallurgical coal demand and higher prices in 2022. The fourth quarter of 2022 increases were partially offset by $13.8 million of cash received and revenue recognized in the fourth quarter of 2021 from a forestland carbon sequestration transaction. Approximately 65% of coal royalty revenues and approximately 45% of coal royalty sales volumes were derived from metallurgical coal in the fourth quarter of 2022, and approximately 70% of coal royalty revenues and approximately 45% of coal royalty sales volumes were derived from metallurgical coal in the full year of 2022.

Metallurgical and thermal coal prices have declined from the record highs seen in 2022 but remain strong relative to historical norms. Operators are limited in their ability to increase production due to ongoing labor shortages, global supply chain interruptions, and access to capital providing continued support for pricing.

In addition, NRP continues to explore and identify carbon neutral revenue sources across its large portfolio of land, mineral, and timber assets. The types of opportunities include the sequestration of carbon dioxide underground and in standing forests, and the generation of electricity using geothermal, solar, and wind energy. While the timing and likelihood of additional cash flows being realized from these activities is uncertain, NRP believes its large ownership footprint throughout the United States provides additional opportunities to create value in this regard with minimal capital investment by NRP.

Soda Ash

Soda Ash net income in the fourth quarter and full year of 2022 increased $5.1 million and $37.9 million, respectively, as compared to the prior year periods primarily due to increased international sales prices. Operating cash flow and free cash flow in the fourth quarter and full year of 2022 increased $3.4 million and $33.6 million, respectively, as compared to the prior year periods. The 2022 full year increases were due to Sisecam Wyoming reinstating its regular quarterly cash distributions beginning in the fourth quarter of 2021.

Strong international sales at Sisecam Wyoming for the year ended December 31, 2022, more than offset input cost inflation, supply chain difficulties, and softening demand in the second half of the year due to China’s Zero-COVID policy and concerns of slowing global economic growth.

Corporate and Financing

Corporate and Financing costs in the fourth quarter and full year of 2022 were flat and increased by $2.4 million, respectively, as compared to the prior year periods. The full year increase was primarily due to the loss on early extinguishment of debt associated with the retirement of the 2025 Senior Notes during 2022 and an increase in incentive compensation resulting from significantly improved business performance in 2022, partially offset by lower interest expense as a result of less debt outstanding. Operating cash flow in the fourth quarter and full year of 2022 improved $9.8 million and $8.5 million, respectively, as compared to the prior year periods. Free cash flow in the fourth quarter and full year of 2022 improved $9.8 million and $8.4 million, respectively, as compared to the prior year periods. These improvements were primarily due to lower cash paid for interest as a result of less debt outstanding in 2022.

NRP continues to make great strides in de-levering and de-risking the partnership. In 2022, NRP fully retired its outstanding $300 million 9.125% Senior Notes due 2025, aiding in the sharp decrease in NRP's consolidated leverage ratio to 0.5x at December 31, 2022 from 2.7x at December 31, 2021.

In February 2023, NRP received a notice from holders of the partnership's Class A Preferred Units exercising their right to either convert or redeem, at the election of NRP, an aggregate of 47,499 Class A Preferred Units. NRP chose to redeem the preferred units for $47.5 million in cash plus any accrued and unpaid distributions, utilizing cash on hand and borrowings from the revolving credit facility. Of the originally issued 250,000 Class A Preferred Units, 202,501 Class A Preferred Units remain outstanding.

In February 2023, NRP declared and paid a fourth quarter 2022 cash distribution of $0.75 per common unit and a $7.5 million cash distribution on the preferred units. As previously mentioned, today NRP declared a one-time, special distribution of $2.43 per common unit to help cover unitholder tax liabilities associated with owning NRP's common units during 2022.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://conferencingportals.com/event/kfJdSHYP. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as investing or financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions and redemption of PIK units, common unit distributions and warrant cash settlements. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for us as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per unit data)	2022	2021	2022	2022	2021
Revenues and other income
Royalty and other mineral rights	$75,218	$70,774	$81,379	$307,013	$185,196
Transportation and processing services	5,695	2,507	5,969	21,072	9,052
Equity in earnings of Sisecam Wyoming	15,759	10,625	14,556	59,795	21,871
Gain on asset sales and disposals	383	2	354	1,082	245
Total revenues and other income	$97,055	$83,908	$102,258	$388,962	$216,364

Operating expenses
Operating and maintenance expenses	$8,914	$7,973	$7,898	$34,903	$27,049
Depreciation, depletion and amortization	5,954	3,930	6,850	22,519	19,075
General and administrative expenses	7,815	5,810	4,518	21,852	17,360
Asset impairments	3,583	986	812	4,457	5,102
Total operating expenses	$26,266	$18,699	$20,078	$83,731	$68,586

Income from operations	$70,789	$65,209	$82,180	$305,231	$147,778

Other expenses, net
Interest expense, net	$(3,638)	$(9,568)	$(5,141)	$(26,274)	$(38,876)
Loss on extinguishment of debt	(3,933)	—	(2,484)	(10,465)	—
Total other expenses, net	$(7,571)	$(9,568)	$(7,625)	$(36,739)	$(38,876)

Net income	$63,218	$55,641	$74,555	$268,492	$108,902
Less: income attributable to preferred unitholders	(7,500)	(8,079)	(7,500)	(30,000)	(31,609)
Net income attributable to common unitholders and the general partner	$55,718	$47,562	$67,055	$238,492	$77,293

Net income attributable to common unitholders	$54,603	$46,611	$65,714	$233,722	$75,747
Net income attributable to the general partner	1,115	951	1,341	4,770	1,546

Net income per common unit
Basic	$4.37	$3.77	$5.25	$18.72	$6.14
Diluted	3.13	2.42	3.71	13.39	4.81

Net income	$63,218	$55,641	$74,555	$268,492	$108,902
Comprehensive income (loss) from unconsolidated investment and other	16,685	(4,580)	289	15,506	2,889
Comprehensive income	$79,903	$51,061	$74,844	$283,998	$111,791

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2022	2021	2022	2022	2021
Cash flows from operating activities
Net income	$63,218	$55,641	$74,555	$268,492	$108,902
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	5,954	3,930	6,850	22,519	19,075
Distributions from unconsolidated investment	10,780	7,350	10,339	44,835	11,270
Equity earnings from unconsolidated investment	(15,759)	(10,625)	(14,556)	(59,795)	(21,871)
Gain on asset sales and disposals	(383)	(2)	(354)	(1,082)	(245)
Loss on extinguishment of debt	3,933	—	2,484	10,465	—
Asset impairments	3,583	986	812	4,457	5,102
Bad debt expense	421	857	1	1,062	2,572
Unit-based compensation expense	1,557	1,202	1,429	5,773	4,039
Amortization of debt issuance costs and other	523	366	215	2,410	2,265
Change in operating assets and liabilities:
Accounts receivable	(8,553)	(2,083)	2,494	(18,671)	(14,415)
Accounts payable	(186)	481	210	37	570
Accrued liabilities	5,766	3,859	278	935	3,020
Accrued interest	(3,238)	(7,472)	3,177	(224)	(501)
Deferred revenue	1,670	2,428	(7,519)	(15,424)	307
Other items, net	(398)	(1,757)	2,081	1,049	1,714
Net cash provided by operating activities	$68,888	$55,161	$82,496	$266,838	$121,804

Cash flows from investing activities
Proceeds from asset sales and disposals	$384	$—	$353	$1,083	$249
Return of long-term contract receivable	585	541	575	1,723	2,163
Capital expenditures	(59)	—	(59)	(118)	—
Net cash provided by investing activities	$910	$541	$869	$2,688	$2,412

Cash flows from financing activities
Debt borrowings	$70,000	$—	$—	$70,000	$—
Debt repayments	(141,731)	(20,335)	(60,494)	(339,396)	(39,396)
Distributions to common unitholders and the general partner	(9,571)	(5,672)	(9,571)	(34,384)	(22,645)
Distributions to preferred unitholders	(7,500)	(3,980)	(7,500)	(30,000)	(15,571)
Redemption of preferred units paid-in-kind	—	—	—	(19,579)	—
Warrant settlement	—	(9,183)	—	—	(9,183)
Acquisition of non-controlling interest in BRP	—	—	—	—	(1,000)
Other items, net	(2,842)	(1)	(4,219)	(12,596)	(691)
Net cash used in financing activities	$(91,644)	$(39,171)	$(81,784)	$(365,955)	$(88,486)

Net increase (decrease) in cash and cash equivalents	$(21,846)	$16,531	$1,581	$(96,429)	$35,730
Cash and cash equivalents at beginning of period	60,937	118,989	59,356	135,520	99,790
Cash and cash equivalents at end of period	$39,091	$135,520	$60,937	$39,091	$135,520

Supplemental cash flow information:
Cash paid for interest	$6,764	$16,549	$1,729	$25,265	$37,378
Non-cash investing and financing activities:
Plant, equipment, mineral rights and other funded with accounts payable or accrued liabilities	$—	$—	$—	$—	$—
Preferred unit distributions paid-in-kind	—	3,980	—	—	15,571

Natural Resource Partners L.P.

Financial Tables

Consolidated Balance Sheets

	December 31,
(In thousands, except unit data)	2022	2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$39,091	$135,520
Accounts receivable, net	42,701	24,538
Other current assets, net	1,822	2,723
Total current assets	$83,614	$162,781
Land	24,008	24,008
Mineral rights, net	412,312	437,697
Intangible assets, net	14,713	16,130
Equity in unconsolidated investment	306,470	276,004
Long-term contract receivable, net	28,946	31,371
Other long-term assets, net	7,068	5,832
Total assets	$877,131	$953,823
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,992	$1,956
Accrued liabilities	11,916	10,297
Accrued interest	989	1,213
Current portion of deferred revenue	6,256	11,817
Current portion of long-term debt, net	39,076	39,102
Total current liabilities	$60,229	$64,385
Deferred revenue	40,181	50,045
Long-term debt, net	129,205	394,443
Other non-current liabilities	5,472	5,018
Total liabilities	$235,087	$513,891
Commitments and contingencies
Class A Convertible Preferred Units (250,000 and 269,321 units issued and outstanding at December 31, 2022 and 2021, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit at December 31, 2022 and 2021)	$164,587	$183,908
Partners’ capital
Common unitholders’ interest (12,505,996 and 12,351,306 units issued and outstanding at December 31, 2022 and 2021, respectively)	$404,799	$203,062
General partner’s interest	5,977	1,787
Warrant holders' interest	47,964	47,964
Accumulated other comprehensive income	18,717	3,211
Total partners’ capital	$477,457	$256,024
Total liabilities and partners' capital	$877,131	$953,823

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Consolidated Statements of Partners' Capital

	Common Unitholders		General	Warrant	Accumulated Other Comprehensive	Total Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income	Capital
Balance at December 31, 2020	12,261	136,927	459	66,816	322	204,524
Net income (1)	—	106,724	2,178	—	—	108,902
Distributions to common unitholders and the general partner	—	(22,192)	(453)	—	—	(22,645)
Distributions to preferred unitholders	—	(30,519)	(623)	—	—	(31,142)
Issuance of unit-based awards	90	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	2,647	—	—	—	2,647
Capital contribution	—	—	32	—	—	32
Warrant settlement	—	9,475	194	(18,852)	—	(9,183)
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,889	2,889
Balance at December 31, 2021	$12,351	$203,062	$1,787	$47,964	$3,211	$256,024
Net income (2)	—	263,122	5,370	—	—	268,492
Distributions to common unitholders and the general partner	—	(33,697)	(687)	—	—	(34,384)
Distributions to preferred unitholders	—	(29,653)	(605)	—	—	(30,258)
Issuance of unit-based awards	155	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	1,965	—	—	—	1,965
Capital contribution	—	—	112	—	—	112
Warrant settlement	—	—	—	—	—	—
Comprehensive income from unconsolidated investment and other	—	—	—	—	15,506	15,506
Balance at December 31, 2022	12,506	$404,799	$5,977	$47,964	$18,717	$477,457

(1)

Net income includes $31.6 million of income attributable to preferred unitholders that accumulated during the period, of which $31.0 million is allocated to the common unitholders and $0.6 million is allocated to the general partner.

(2)

Net income includes $30.0 million of income attributable to preferred unitholders that accumulated during the period, of which $29.4 million is allocated to the common unitholders and $0.6 million is allocated to the general partner.

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

The following tables present NRP's unaudited business results by segment for the three months ended December 31, 2022 and 2021 and September 30, 2022:

	Operating Segments

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended December 31, 2022
Revenues	$80,913	$15,759	$—	$96,672
Gain on asset sales and disposals	383	—	—	383
Total revenues and other income	$81,296	$15,759	$—	$97,055
Asset impairments	$3,583	$—	$—	$3,583
Net income (loss)	$62,900	$15,704	$(15,386)	$63,218
Adjusted EBITDA (1)	$72,437	$10,725	$(7,815)	$75,347
Cash flow provided by (used in) continuing operations:
Operating activities	$68,332	$10,738	$(10,182)	$68,888
Investing activities	$969	$—	$(59)	$910
Financing activities	$—	$—	$(91,644)	$(91,644)
Distributable cash flow (1)	$69,301	$10,738	$(10,241)	$69,798
Free cash flow (1)	$68,917	$10,738	$(10,241)	$69,414

For the Three Months Ended December 31, 2021
Revenues	$73,281	$10,625	$—	$83,906
Gain on asset sales and disposals	2	—	—	2
Total revenues and other income	$73,283	$10,625	$—	$83,908
Asset impairments	$986	$—	$—	$986
Net income (loss)	$60,432	$10,587	$(15,378)	$55,641
Adjusted EBITDA (1)	$65,348	$7,312	$(5,810)	$66,850
Cash flow provided by (used in) continuing operations:
Operating activities	$67,887	$7,289	$(20,015)	$55,161
Investing activities	$541	$—	$—	$541
Financing activities	$—	$—	$(39,171)	$(39,171)
Distributable cash flow (1)	$68,428	$7,289	$(20,015)	$55,702
Free cash flow (1)	$68,428	$7,289	$(20,015)	$55,702

For the Three Months Ended September 30, 2022
Revenues	$87,348	$14,556	$—	$101,904
Gain on asset sales and disposals	354	—	—	354
Total revenues and other income	$87,702	$14,556	$—	$102,258
Asset impairments	$812	$—	$—	$812
Net income (loss)	$72,173	$14,525	$(12,143)	$74,555
Adjusted EBITDA (1)	$79,835	$10,308	$(4,518)	$85,625
Cash flow provided by (used in) continuing operations:
Operating activities	$75,948	$10,309	$(3,761)	$82,496
Investing activities	$928	$—	$(59)	$869
Financing activities	$—	$—	$(81,784)	$(81,784)
Distributable cash flow (1)	$76,876	$10,309	$(3,820)	$83,365
Free cash flow (1)	$76,523	$10,309	$(3,820)	$83,012

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

The following table presents NRP's unaudited business results by segment for the year ended December 31, 2022 and 2021:

	Operating Segments

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Year Ended December 31, 2022
Revenues	$328,085	$59,795	$—	$387,880
Gain on asset sales and disposals	1,082	—	—	$1,082
Total revenues and other income	$329,167	$59,795	$—	$388,962
Asset impairments	$4,457	$—	$—	$4,457
Net income (loss)	$267,448	$59,635	$(58,591)	$268,492
Adjusted EBITDA (1)	$294,424	$44,675	$(21,852)	$317,247
Cash flow provided by (used in) continuing operations:
Operating activities	$262,807	$44,672	$(40,641)	$266,838
Investing activities	$2,806	$—	$(118)	$2,688
Financing activities	$(614)	$—	$(365,341)	$(365,955)
Distributable cash flow (1)	$265,613	$44,672	$(40,759)	$269,526
Free cash flow (1)	$264,530	$44,672	$(40,759)	$268,443

For the Year Ended December 31, 2021
Revenues	$194,248	$21,871	$—	$216,119
Gain on asset sales and disposals	245	—	—	245
Total revenues and other income	$194,493	$21,871	$—	$216,364
Asset impairments	$5,102	$—	$—	$5,102
Net income (loss)	$143,412	$21,702	$(56,212)	$108,902
Adjusted EBITDA (1)	$167,613	$11,101	$(17,360)	$161,354
Cash flow provided by (used in) continuing operations:
Operating activities	$159,845	$11,106	$(49,147)	$121,804
Investing activities	$2,412	$—	$—	$2,412
Financing activities	$(1,132)	$—	$(87,354)	$(88,486)
Distributable cash flow (1)	$162,257	$11,106	$(49,147)	$124,216
Free cash flow (1)	$161,008	$11,106	$(49,147)	$122,967

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per ton data)	2022	2021	2022	2022	2021
Coal sales volumes (tons)
Appalachia
Northern	436	388	440	1,696	1,335
Central	3,408	3,455	3,503	13,646	12,279
Southern	613	513	498	1,784	1,571
Total Appalachia	4,457	4,356	4,441	17,126	15,185
Illinois Basin	2,740	1,401	3,490	11,135	9,388
Northern Powder River Basin	1,516	860	835	4,288	3,151
Gulf Coast	61	42	188	385	55
Total coal sales volumes	8,774	6,659	8,954	32,934	27,779
Coal royalty revenue per ton
Appalachia
Northern	$6.63	$8.81	$6.74	$8.75	$6.51
Central	9.33	7.77	9.04	10.47	5.71
Southern	11.99	7.73	9.78	13.50	9.14
Illinois Basin	3.11	2.05	2.57	2.50	2.12
Northern Powder River Basin	3.75	3.41	4.56	4.07	3.54
Gulf Coast	0.59	0.62	0.59	0.58	0.60
Combined average coal royalty revenue per ton	6.42	6.01	5.85	6.90	4.47
Coal royalty revenues
Appalachia
Northern	$2,890	$3,419	$2,965	$14,836	$8,691
Central	31,809	26,841	31,680	142,930	70,149
Southern	7,351	3,965	4,872	24,076	14,355
Total Appalachia	42,050	34,225	39,517	181,842	93,195
Illinois Basin	8,525	2,873	8,967	27,856	19,917
Northern Powder River Basin	5,686	2,929	3,805	17,437	11,151
Gulf Coast	36	26	111	223	33
Unadjusted coal royalty revenues	56,297	40,053	52,400	227,358	124,296
Coal royalty adjustment for minimum leases	(116)	(2,059)	(19)	(402)	(20,207)
Total coal royalty revenues	$56,181	$37,994	$52,381	$226,956	$104,089
Other revenues
Production lease minimum revenues	$2,312	$4,028	$1,885	$5,854	$14,269
Minimum lease straight-line revenues	4,557	4,791	4,778	18,792	20,564
Carbon neutral initiative revenues	—	13,790	8,600	8,600	13,790
Wheelage revenues	2,888	4,476	2,977	13,961	10,065
Property tax revenues	1,351	1,506	1,360	5,878	6,028
Coal overriding royalty revenues	1,127	775	1,367	3,434	4,367
Lease amendment revenues	751	1,537	759	3,201	4,696
Aggregates royalty revenues	608	550	884	3,299	1,889
Oil and gas royalty revenues	5,271	1,086	6,170	16,161	4,506
Other revenues	172	241	218	877	933
Total other revenues	$19,037	$32,780	$28,998	$80,057	$81,107
Royalty and other mineral rights	$75,218	$70,774	$81,379	$307,013	$185,196
Transportation and processing services revenues	5,695	2,507	5,969	21,072	9,052
Gain on asset sales and disposals	383	2	354	1,082	245
Total Mineral Rights segment revenues and other income	$81,296	$73,283	$87,702	$329,167	$194,493

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Adjusted EBITDA

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended December 31, 2022
Net income (loss)	$62,900	$15,704	$(15,386)	$63,218
Less: equity earnings from unconsolidated investment	—	(15,759)	—	(15,759)
Add: total distributions from unconsolidated investment	—	10,780	—	10,780
Add: interest expense, net	—	—	3,638	3,638
Add: loss on extinguishment of debt	—	—	3,933	3,933
Add: depreciation, depletion and amortization	5,954	—	—	5,954
Add: asset impairments	3,583	—	—	3,583
Adjusted EBITDA	$72,437	$10,725	$(7,815)	$75,347

For the Three Months Ended December 31, 2021
Net income (loss)	$60,432	$10,587	$(15,378)	$55,641
Less: equity earnings from unconsolidated investment	—	(10,625)	—	(10,625)
Add: total distributions from unconsolidated investment	—	7,350	—	7,350
Add: interest expense, net	—	—	9,568	9,568
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	3,930	—	—	3,930
Add: asset impairments	986	—	—	986
Adjusted EBITDA	$65,348	$7,312	$(5,810)	$66,850

For the Three Months Ended September 30, 2022
Net income (loss)	$72,173	$14,525	$(12,143)	$74,555
Less: equity earnings from unconsolidated investment	—	(14,556)	—	(14,556)
Add: total distributions from unconsolidated investment	—	10,339	—	10,339
Add: interest expense, net	—	—	5,141	5,141
Add: loss on extinguishment of debt	—	—	2,484	2,484
Add: depreciation, depletion and amortization	6,850	—	—	6,850
Add: asset impairments	812	—	—	812
Adjusted EBITDA	$79,835	$10,308	$(4,518)	$85,625

Natural Resource Partners L.P.

Reconciliation of Non-GAAP Measures

(Unaudited)

Adjusted EBITDA

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Year Ended December 31, 2022
Net income (loss)	$267,448	$59,635	$(58,591)	$268,492
Less: equity earnings from unconsolidated investment	—	(59,795)	—	(59,795)
Add: total distributions from unconsolidated investment	—	44,835	—	44,835
Add: interest expense, net	—	—	26,274	26,274
Add: loss on extinguishment of debt	—	—	10,465	10,465
Add: depreciation, depletion and amortization	22,519	—	—	22,519
Add: asset impairments	4,457	—	—	4,457
Adjusted EBITDA	$294,424	$44,675	$(21,852)	$317,247

For the Year Ended December 31, 2021
Net income (loss)	$143,412	$21,702	$(56,212)	$108,902
Less: equity earnings from unconsolidated investment	—	(21,871)	—	(21,871)
Add: total distributions from unconsolidated investment	—	11,270	—	11,270
Add: interest expense, net	24	—	38,852	38,876
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	19,075	—	—	19,075
Add: asset impairments	5,102	—	—	5,102
Adjusted EBITDA	$167,613	$11,101	$(17,360)	$161,354

Natural Resource Partners L.P.

Reconciliation of Non-GAAP Measures

(Unaudited)

Distributable Cash Flow and Free Cash Flow

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended December 31, 2022
Net cash provided by (used in) operating activities of continuing operations	$68,332	$10,738	$(10,182)	$68,888
Add: proceeds from asset sales and disposals	384	—	—	384
Add: return of long-term contract receivable	585	—	—	585
Less: maintenance capital expenditures	—	—	(59)	(59)
Distributable cash flow	$69,301	$10,738	$(10,241)	$69,798
Less: proceeds from asset sales and disposals	(384)	—	—	(384)
Free cash flow	$68,917	$10,738	$(10,241)	$69,414

Net cash provided by investing activities	$969	$—	$(59)	$910
Net cash used in financing activities	—	—	(91,644)	(91,644)

For the Three Months Ended December 31, 2021
Net cash provided by (used in) operating activities of continuing operations	$67,887	$7,289	$(20,015)	$55,161
Add: proceeds from asset sales and disposals	—	—	—	—
Add: return of long-term contract receivable	541	—	—	541
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$68,428	$7,289	$(20,015)	$55,702
Less: proceeds from asset sales and disposals	—	—	—	—
Free cash flow	$68,428	$7,289	$(20,015)	$55,702

Net cash provided by investing activities	$541	$—	$—	$541
Net cash used in financing activities	—	—	(39,171)	(39,171)

For the Three Months Ended September 30, 2022
Net cash provided by (used in) operating activities of continuing operations	$75,948	$10,309	$(3,761)	$82,496
Add: proceeds from asset sales and disposals	353	—	—	353
Add: return of long-term contract receivable	575	—	—	575
Less: maintenance capital expenditures	—	—	(59)	(59)
Distributable cash flow	$76,876	$10,309	$(3,820)	$83,365
Less: proceeds from asset sales and disposals	(353)	—	—	(353)
Free cash flow	$76,523	$10,309	$(3,820)	$83,012

Net cash provided by investing activities	$928	$—	$(59)	$869
Net cash used in financing activities	—	—	(81,784)	(81,784)

Natural Resource Partners L.P.

Reconciliation of Non-GAAP Measures

(Unaudited)

Distributable Cash Flow and Free Cash Flow

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Year Ended December 31, 2022
Net cash provided by (used in) operating activities of continuing operations	$262,807	$44,672	$(40,641)	$266,838
Add: proceeds from asset sales and disposals	1,083	—	—	1,083
Add: return of long-term contract receivable	1,723	—	—	1,723
Less: maintenance capital expenditures	—	—	(118)	(118)
Distributable cash flow	$265,613	$44,672	$(40,759)	$269,526
Less: proceeds from asset sales and disposals	(1,083)	—	—	(1,083)
Less: acquisition costs	—	—	—	—
Free cash flow	$264,530	$44,672	$(40,759)	$268,443

Net cash provided by investing activities	$2,806	$—	$(118)	$2,688
Net cash used in financing activities	(614)	—	(365,341)	(365,955)

For the Year Ended December 31, 2021
Net cash provided by (used in) operating activities of continuing operations	$159,845	$11,106	$(49,147)	$121,804
Add: proceeds from asset sales and disposals	249	—	—	249
Add: return of long-term contract receivable	2,163	—	—	2,163
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$162,257	$11,106	$(49,147)	$124,216
Less: proceeds from asset sales and disposals	(249)	—	—	(249)
Less: acquisition costs	(1,000)	—	—	(1,000)
Free cash flow	$161,008	$11,106	$(49,147)	$122,967

Net cash provided by investing activities	$2,412	$—	$—	$2,412
Net cash used in financing activities	(1,132)	—	(87,354)	(88,486)

Cash Flow Cushion

	For the Year Ended December 31,
(In thousands)	2022	2021
Free cash flow	$268,443	$122,967
Less: mandatory Opco debt repayments	(39,396)	(39,396)
Less: preferred unit distributions and redemption of PIK units	(49,579)	(15,571)
Less: common unit distributions	(34,384)	(22,645)
Less: warrant cash settlement	—	(9,183)
Cash flow cushion	$145,084	$36,172

Leverage Ratio

(In thousands)	For the Year Ended December 31, 2022
Adjusted EBITDA	$317,247
Debt—at December 31, 2022	$169,087
Leverage Ratio		0.5x

(In thousands)	For the Year Ended December 31, 2021
Adjusted EBITDA	$161,354
Debt—at December 31, 2021	$438,484
Leverage Ratio	2.7x

-end-